PRESS RELEASE
Contact:	Jeff Kip
Senior Vice President, Chief Financial Officer (314-633-7289)
Panera Bread Reports Fourth Quarter Revenues Increased 25% and System-Wide Comparable
Bakery-Cafe Sales Increased 1.5% For the Four Weeks Ended December 26, 2006
St. Louis, MO, January 4, 2007 — Panera Bread Company (Nasdaq:PNRA) today reported revenue increased 25% to $233 million for the fourth quarter ended December 26, 2006 from $186 million in the comparable period of 2005. Bakery-cafe sales accounted for $189 million of consolidated revenues while franchise royalties and fees and fresh dough sales to franchisees accounted for $44 million of consolidated revenues for the fourth quarter of 2006.
System-wide comparable bakery-cafe sales increased 1.5% for the four weeks ended December 26, 2006. The breakdown between Company-owned and franchise-operated bakery-cafes is as follows for the periods indicated:

	For the 4 weeks ended	For the 13 weeks ended	For the fiscal year ended
	December 26, 2006	December 26, 2006	December 26, 2006
Company-owned	0.6%	1.6%	3.9%
Franchise-operated	1.9%	2.2%	4.1%
Total System	1.5%	2.0%	4.1%
Company-owned comparable bakery-cafe sales percentages are based on sales from bakery-cafes that have been in operation and Company-owned for at least 18 months. Franchise-operated comparable bakery-cafe sales percentages are based on sales from franchised bakery-cafes that have been in operation for at least 18 months. Both Company-owned and franchise-operated comparable bakery-cafe sales exclude closed locations. Supplemental sales and bakery-cafe information is included in Schedule I.
During the fourth quarter of 2006, 52 new bakery-cafes were opened (26 Company-owned and 26 franchise-operated), 14 bakery-cafes (one of which was under construction) were acquired by the Company from franchisees, and 1 Company-owned bakery-cafe was closed.
The Company plans to report fourth quarter 2006 earnings after the market close on Thursday, February 8, 2007. The Company will discuss fourth quarter results in a call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on February 9, 2007. Go to http://www.panerabread.com/investor to access the call or view the release (when issued). Access to the call and the release will be archived for one year. A schedule of sales and earnings release dates for fiscal year 2007 is attached as Schedule II.
As previously disclosed, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. For comparative purposes, fiscal 2005 results and bakery-cafe openings have been conformed to the fiscal 2006 calendar.
Included above are franchise-operated and system-wide comparable bakery-cafe sales percentages. System-wide sales is a non-GAAP financial measure which includes sales at all Company-owned bakery-cafes and franchise-operated bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu free of man-made trans fat, Panera’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

PANERA BREAD COMPANY
Schedule I — Supplemental Sales and Bakery-Cafe Information

	Historical System-Wide Average Weekly Sales
	2006	2005	2004	2003	2002	2001
AWS	$39,150	$38,318	$36,008	$35,617	$35,388	$33,608

	2006 System-Wide Average Weekly Sales By Year Opened
			2004 Opens
	2006 Opens	2005 Opens	& Prior	Total
Bakery-Cafes	155	139	733	1027
Q1 06	$44,868	$37,497	$39,837	$39,522
Q2 06	$36,572	$35,792	$39,273	$38,621
Q3 06	$34,704	$35,458	$38,988	$38,098
Q4 06	$34,910	$38,259	$41,639	$40,320
2006 YTD	$35,452	$36,751	$39,933	$39,150

	Year-Over-Year Change in System-Wide AWS and Comp Sales
			2004 Opens
	2006 Opens	2005 Opens (a)	& Prior	AWS Total	Comp Sales Total
Q1 06	N/A	-3.1%	8.8%	7.8%	9.0%
Q2 06	N/A	-3.9%	3.2%	1.6%	3.2%
Q3 06	N/A	-4.8%	2.8%	0.6%	2.8%
Q4 06	N/A	0.0%	1.9%	-0.5%	2.0%
2006 YTD	N/A	-2.8%	4.1%	2.2%	4.1%

(a)	Change in system-wide AWS in 2006 from 2005 compares 139 bakery-cafes in 2006 against 24, 49, 86, and 139 bakery-cafes at the end of the first, second, third, and fourth quarters of 2005, respectively.

	2006 Sales Metrics for Company-Owned Bakery-Cafes
	Bakery-Cafe Sales	Operating		Year-Over-Year Change
	($ in 000’s)	Weeks	AWS	AWS	Comp Sales
Q1 06	$155,081	4,074	$38,069	6.5%	8.9%
Q2 06	$157,151	4,221	$37,231	0.7%	3.7%
Q3 06	$165,101	4,474	$36,905	0.0%	2.5%
Q4 06	$188,808	4,838	$39,024	-0.8%	1.6%
2006 YTD	$666,141	17,607	$37,833	1.3%	3.9%

	2006 Sales Metrics for Franchise-Operated Bakery-Cafes
	Bakery-Cafe Sales	Operating		Year-Over-Year Change
	($ in 000’s)	Weeks	AWS	AWS	Comp Sales
Q1 06	$299,473	7,428	$40,318	8.8%	9.1%
Q2 06	$303,190	7,698	$39,383	2.4%	3.0%
Q3 06	$308,742	7,964	$38,769	1.2%	3.0%
Q4 06	$334,067	8,130	$41,091	-0.1%	2.2%
2006 YTD	$1,245,472	31,220	$39,894	2.9%	4.1%

	Bakery-Cafe Openings
	Company	Franchise	Total		Company	Franchise	Total
Q1 06	9	13	22	Q1 05	11	13	24
Q2 06	18	25	43	Q2 05	13	12	25
Q3 06	17	21	38	Q3 05	16	21	37
Q4 06	26	26	52	Q4 05	26	27	53
2006 YTD	70	85	155	2005 YTD	66	73	139
AWS — average weekly sales for the time period indicated and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.
Comp Sales — comparable bakery-cafes sales increases for the time period indicated, which exclude closed locations and are based on sales for bakery-cafes that have been in operation and owned for at least 18 months, and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.

Panera Bread Company
Schedule II — Press Release Dates
Comparable Bakery-Cafe Sales Press Release Dates

For the Four/Five Weeks Ended	Press Release Date (Before Market Opens)
January 23, 2007 (4 weeks)	January 31, 2007
February 27, 2007 (5 weeks)	March 7, 2007
March 27, 2007 (4 weeks)	April 4, 2007
April 24, 2007 (4 weeks)	May 2, 2007
May 29, 2007 (5 weeks)	June 6, 2007
June 26, 2007 (4 weeks)	July 5, 2007
July 24, 2007 (4 weeks)	August 1, 2007
August 28, 2007 (5 weeks)	September 5, 2007
September 25, 2007 (4 weeks)	October 3, 2007
October 23, 2007 (4 weeks)	October 31, 2007
November 27, 2007 (5 weeks)	December 5, 2007
December 25, 2007 (4 weeks)	January 3, 2008
Earnings Press Release Dates

For the Quarter Ended	Press Release Date (After Market Closes)
March 27, 2007	April 24, 2007
June 26, 2007	July 24, 2007
September 25, 2007	October 23, 2007